SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Watts Water Technologies, Inc. (the “Registrant”) and Bernard Baert entered into an indemnification agreement dated as of August 1, 2011 in connection with his election as a Director of the Registrant.

The indemnification agreement entered into between the Registrant and Mr. Baert is the Registrant’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010. The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2011, the Board of Directors of the Registrant elected Bernard Baert to serve as a member of the Registrant’s Board of Directors until the Registrant’s 2012 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Mr. Baert was also appointed by the Board to serve as a member of each of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Baert, age 61, has served as Senior Vice President and President, Europe and International of PolyOne Corporation since January 2010. Mr. Baert served as Senior Vice President and General Manager, Color and Engineered Materials – Europe and Asia for PolyOne Corporation from 2006 to December 2009 and as Vice President and General Manager, Color and Engineered Materials – Europe and Asia from 2000 to 2006. From 1995 to September 2000, Mr. Baert was General Manager, Color – Europe for M.A. Hanna Company, the predecessor to PolyOne Corporation. PolyOne Corporation is a worldwide provider of specialty polymer materials, services and solutions. Prior to joining M.A. Hanna, Mr. Baert was General Manager, Europe for Hexcel Corporation and spent 17 years with Owens Corning where he served as a plant manager and held various positions in the areas of cost control and production. Mr. Baert earned a master’s degree in physics from the University of Liege in Belgium.

Mr. Baert will receive a full quarterly installment of the cash retainer for non-employee directors for the third quarter of 2011 in the amount of $15,000. Mr. Baert will also receive a grant of stock for the current Board term under the Registrant’s 2004 Stock Incentive Plan with a fair market value equal to $60,000 based on the last sale price per share of the Registrant’s Class A Common Stock on the New York Stock Exchange on the third business day after the date that the Registrant releases its earnings results for the quarter ended July 3, 2011.

There are no transactions in which Ms. Raines has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The disclosure contained in Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2011	WATTS WATER TECHNOLOGIES, INC.
	By:	/s/ Kenneth R. Lepage __________________________________ Kenneth R. Lepage General Counsel